UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 27, 2014

BLOX, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53565	20-8530914
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 600 - 666 Burrard Street, Vancouver, British Columbia, Canada V6C 3P6
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code:  (604) 688-3899

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ii

TABLE OF CONTENTS

GENERAL NOTE.	1
FORWARD-LOOKING STATEMENTS.	1
Item 1.01 Entry into a Material Definitive Agreement.	1
Item 2.01 Completion of Acquisition or Disposition of Assets.	2
DESCRIPTION OF BUSINESS.	3
DESCRIPTION OF PROPERTY.	7
RISK FACTORS.	7
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	18
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.	23
DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS.	25
EXECUTIVE COMPENSATION.	28
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE.	31
MARKET FOR REGISTRANT'S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES.	32
RECENT SALES OF UNREGISTERED SECURITIES.	34
Description of Securities.	34
INDEMNIFICATION OF DIRECTORS AND OFFICERS.	35
Item 3.02 Unregistered Sales of Equity Securities.	35
Item 5.01 Changes in Control of Registrant.	37
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	37
Item 5.03 Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.	37
Item 5.06 Change in Shell Company Status.	37
Item 9.01 Financial Statements and Exhibits.	39
SIGNATURES.	40

EXPLANATORY NOTE ON AMENDMENT

This amendment to our current report on Form 8-K is being filed to incorporate changes to the current report on Form 8-K (the “Form 8-K”) filed by us on March 5, 2014 in response to comments received from the Securities and Exchange Commission (the “SEC”) as a result of the SEC’s review of the Form 8-K. Unless otherwise disclosed herein, the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the original filing of the Form 8-K, or to modify or update those disclosures affected by subsequent events unless otherwise indicated in this report. This amendment should be read in conjunction with our filings made with the SEC subsequent to the filing of the Form 8-K, including any amendments to those filings.

GENERAL NOTE

This Current Report on Form 8-K is being filed by our company following the completion of our acquisition of International Eco Endeavors Corp., a private British Columbia, Canada corporation (“Eco Endeavors”), on February 27, 2014, pursuant to the terms of an Amalgamation Agreement dated June 19, 2013, as amended (collectively, the “Amalgamation Agreement”).

In connection with the closing of the Amalgamation Agreement, we experienced a change of control as a new director, a nominee of Eco Endeavors, was appointed to our board of directors, prior management resigned and were replaced by management nominated by Eco Endeavors, and former shareholders of Eco Endeavors were issued common shares that constituted 59% of our issued and outstanding shares on the closing thereof. As a result, we have determined to treat the acquisition of Eco Endeavors as a reverse merger and recapitalization for accounting purposes, with Eco Endeavors as the acquirer for accounting purposes.  As such, the financial information, including the operating and financial results and audited and unaudited financial statements included in this Current Report on Form 8-K are that of Eco Endeavors rather than that of our company prior to the completion of the transactions described herein.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements.  Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology.  These statements speak only as of the date of this Current Report and are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks listed under the section entitled “Risk Factors” commencing on page 7 of this report, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

As used in this report and unless otherwise indicated, the terms “we”, “us” and “our” refer to Blox, Inc.

Item 1.01 Entry into a Material Definitive Agreement.

Consulting Agreements

On February 27, 2014, our company entered into a consulting agreement with Robert Abenante, a director and officer of our company, and an additional consulting agreement with Emerald Power Consulting Inc., a private British Columbia company wholly-owned by Mr. Abenante.  The disclosure under Item 2.01 of this Current Report on Form 8-K entitled “Executive Compensation – Consulting Agreements with Robert Abenante” is responsive to this Item and is hereby incorporated by reference.

Royalty Agreement

On February 27, 2014, Kenderes Biogaz Termelo Korlatolt Fele Lossegu Tarsasag (“Kenderes Biogaz”), our indirect wholly-owned subsidiary which owns our Hungarian biogas plant, entered into a royalty agreement with Waratah Investments Limited, a Ghana corporation, whereby Kenderes Biogaz agreed to pay a royalty to Waratah Investments Limited calculated at 3% of all revenues generated from the plant and an additional royalty calculated at 1.5% of all revenue generated from all other assets of Kenderes Biogaz other than the existing biogas plant.

Item 2.01 Completion of Acquisition or Disposition of Assets

Closing of the Amalgamation Agreement

Further to the Form 8-K dated June 23, 2013 and filed on June 27, 2013, which disclosed the entry into the Amalgamation Agreement, among our company, Ourco Capital Ltd. (“Ourco”), our wholly-owned subsidiary, Eco Endeavors, Kenderesh Endeavors Corp. (“Kenderesh”), and Kenderes Biogaz, we closed the Amalgamation Agreement and completed the amalgamation of Ourco and Eco Endeavors under the name “Blox Energy Inc.” (“Amalco”), thereby acquiring all of the issued and outstanding shares of Amalco on February 27, 2014.  Amalco is a private company incorporated pursuant to the Business Corporations Act (British Columbia) and is a renewable energy company that indirectly owns an operating biogas plant in Hungary and is further engaged in the development of renewable energy projects and intends to expand into the provision of renewable energy services.

Pursuant to the terms of the Amalgamation Agreement, and on the closing date thereof, all of the issued and outstanding common shares of Eco Endeavors was cancelled, and the former shareholders of Eco Endeavors received in exchange 60,000,000 units of our company on a pro rata basis.  Each unit consists of one common share and one share purchase warrant, each warrant exercisable into an additional common share of our company at an exercise price of US$0.05 per share for a period of five years from the closing date.  Based upon the price of the concurrent financing of US$0.05 per unit, the aggregate value of the common shares issued to the former Eco Endeavors shareholders was US$3,000,000.

Following the closing of the transaction, our company had 101,572,464 common shares issued and outstanding.  New directors and officers of our company and new directors of Amalco received 6,100,000 common shares (or 6% on a non-diluted basis) in connection with the closing of the Amalgamation Agreement.  Pursuant to a consulting agreement dated February 27, 2014 between our company and Robert Abenante, a director and officer of our company, Mr. Abenante received an additional 9,233,860 common shares and 8,000,000 share purchase warrants (or 9.1% on a non-diluted basis).  The entry into the consulting agreement was a condition of closing of the Amalgamation Agreement.

Following the closing of the transaction, we directly acquired all of the common shares of Amalco.  On such date, Amalco became a wholly-owned subsidiary of our company.

A copy of the Amalgamation Agreement was filed as Exhibit 10.7 to the Annual Report on Form 10-K that was filed with the Securities and Exchange Commission on September 17, 2013 and is incorporated herein by reference.  An amendment to the Amalgamation Agreement was subsequently filed on Form 8-K with the Securities and Exchange Commission on February 24, 2014 and is also incorporated herein by reference.

Concurrent Financing

In connection with the closing of the Amalgamation Agreement on February 27, 2014, we completed a non-brokered private placement, pursuant to which we issued an aggregate of 20,000,000 units at a price of US$0.05 per unit for gross proceeds of US$1,000,000.  Each unit consisted of one common share and one share purchase warrant, each warrant entitling the holder to acquire an additional common share at the exercise price of US$0.05 for a period of 5 years from the closing of the financing.  The units were issued to two non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Change of Officers and Directors

Upon the closing of the Amalgamation Agreement, our board of directors appointed Robert Abenante as a director of our company and Robert Abenante, Robert Ironside and Cedric Wilson were appointed directors of Amalco.  Effective as of the closing of the Amalgamation Agreement, Ronald Renne resigned from all executive officer positions and Robert Abenante was appointed as Chief Executive Officer and President, Kimberly Gillett was appointed Corporate Secretary and Marco Parente was appointed as Interim Chief Financial Officer.

General Matters

Except for the Amalgamation Agreement and the transactions contemplated therein, none of our company, associates of our company, directors or officers of our company serving prior to the closing of the Amalgamation Agreement, or associates of such directors and officers, had any material relationship with Eco Endeavors or any of the shareholders of Eco Endeavors prior to the transactions described above.

The securities of our company that were issued to the former shareholders of Eco Endeavors upon the closing of the Amalgamation Agreement and to subscribers in the concurrent private placement financing have not been and will not be registered under the Securities Act of 1933, as amended, or under the securities laws of any state in the United States, and were issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended.  The securities may not be offered or sold in the United States absent registration under the Securities Act of 1933, as amended, or an applicable exemption from such registration requirements.

We have determined to treat the acquisition of Eco Endeavors as a reverse merger and recapitalization for accounting purposes.  As we were a shell company prior to completion of the transactions described above, this Current Report includes audited consolidated annual financial statements of Eco Endeavors for the two years ended March 31, 2013 and unaudited interim financial statements of Eco Endeavors for the nine months ended December 31, 2013.

DESCRIPTION OF BUSINESS

Corporate Overview

We were incorporated on July 21, 2005 under the laws of the state of Nevada.  The principal office of our company is located at suite 600 - 666 Burrard Street, Vancouver, British Columbia, Canada  V6C 3P6.

Eco Endeavors was incorporated on April 28, 2011 under the laws of the Province of British Columbia.  The principal office of Eco Endeavors was located at suite 600 - 666 Burrard Street, Vancouver, British Columbia, Canada  V6C 3P6.  Ourco was incorporated on August 3, 2011 under the laws of the Province of British Columbia and its principal office was located at suite 600 - 666 Burrard Street, Vancouver, British Columbia, Canada  V6C 3P6.  On the closing date, Ourco and Eco Endeavors amalgamated to form Amalco with the same principal office.

Description of Business

Company Overview

Following the closing of the Amalgamation Agreement, our company became engaged as a renewable energy company that indirectly owns an operating biogas plant in Hungary and is further engaged in the development of renewable energy projects and intends to expand to provide renewable energy services.

We commenced business through the acquisition of a 1.14 MW biogas plant located in close proximity to Budapest, Hungary which occurred on April 28, 2012.  The biogas plant is held by our indirect subsidiary, Kenderes Biogas, a Hungarian corporation.  Following the acquisition, we undertook operational changes which included the elimination of redundant management, reducing costs, and injecting capital into the plant to increase operational efficiencies.  These changes resulted in the plant operating at 100% capacity and increased revenue.  The biogas plant takes in waste materials from local farms and other establishments and converts the emitted methane gas into electricity using two GE Jenbacher engines. Kenderes Biogaz has several suppliers including Atev Zrt and Szatev Zrt, who provide animal waste, Progoods KFT who provides corn husks and some green waste, Kuntej KFT and Friesland KFT, who provide milk whey, Turmix Bt, who provides frozen vegetable waste, sugar and fat and Alkaloida Zrt, who provides poppy heads.  There are additional intermittent suppliers who provide mostly food or organic waste.  Liquid pig waste is also provided from a neighboring farm, which is a significant source of biomass for our plant.  Due to the short-term nature of these supply agreements, our company’s operations are susceptible to significant supply risk which would affect our operating capacity and revenue. Should these contracts cease in the future, it would pose a significant risk to our company’s business and operations.  The electricity is fed directly into the Hungarian grid and is sold to the regional utility under the terms of a feed-in tariff contract. The biogas plant also has the potential to sell heat and fertilizer generated during operations thereby maximizing the total use of materials leaving minimal waste to spare.  The biogas plant utilizes automatic feeders and computerized monitoring systems to mitigate errors. It is capable of operating year round and its output can be increased or decreased accordingly to capitalize on peak electricity rates and maximize returns.

We acquired the biogas plant as a test plant to gain knowledge and expertise in operating small scale renewable energy power plants.  We anticipate that the plant will continue to operate at full capacity, unless government regulations change and unless our biogas supply chain is reduced or disrupted, which includes our current working relationship with a neighboring farm.  Should any of these factors change, our operations and the future of our plant would need to be re-evaluated.  Our goal is to acquire additional small-scale renewable energy plants or build such plants where circumstances warrant in prospective locations, including in areas of close proximity to mines or other large facilities with substantial energy needs.  Additionally, our company intends to leverage the skills and expertise acquired to date to expand our business model to include the provision of renewable energy services to develop, construct and operate small-scale renewable energy plants for third parties.  As the Hungarian plant was partially acquired as a test plant, and if circumstances warrant, we may elect to sell such plant and use the proceeds to further expand our business and acquire and develop additional plants. If the conditions in Hungary change significantly and operating the plant in that jurisdiction no longer proves economical, we may elect to move the plant to a more favorable location.

Our biogas plant is subject to two royalties.  The first is a royalty payable by Kenderes Biogaz to Palladio Projects Kft calculated at 10% of the earnings before interest, taxes, depreciation and amortization of the Hungarian biogas plant.  In addition, and on the closing of the Amalgamation Agreement, Kenderes Biogaz entered into another royalty agreement with Waratah Investments Limited, whereby Kenderes Biogaz agreed to pay a royalty calculated at 3% of all revenues generated from the Kenderes biogas plant and an additional royalty to Waratah Investments Limited calculated at 1.5% of all revenue generated from all other assets of Kenderes Biogaz other than the biogas plant.

We intend to expand our company’s business to offer services regarding the development, construction and operation of small-scale renewable energy plants.  We are expanding into this business division as a way to leverage the expertise, technologies and services we have developed thus far as a result of acquiring, maintaining and developing our existing biogas plant in Hungary.

We intend to offer services to third parties related to the construction and design of a wide range of renewable energy plants that may include biogas, solar, wind, biomass and hydro sources of energy. Our expertise to date has been limited to biogas but we intend to expand our expertise internally and through acquisitions to expand into other renewable energy categories.

For our proposed services business, and depending on the customer’s preference, we intend to either build, own and operate the completed plant or build it for the customer to own. We anticipate we will sell the electricity, gas, heat or cooling generated by small-scale plants that we own under long-term contracts, typically to utilities, industrial facilities or other large consumers of energy. We anticipate that output will typically be sold under a sales agreement with a term covering 5 to 10 years of plant operation. The right to use the site for the energy plant, and the purchase of the renewable energy needed to fuel the plant, are anticipated to also be obtained under long-term agreements with terms at least as long as that of the associated output sales agreement. Initially, we anticipate that our projects will generally be designed and permitted by assistance from consulting engineers until such time as we are able to attract and hire engineers in-house. We anticipate that we will also subcontract installation of project equipment, under the supervision of our management.

Competition

We face significant competition from a large number of companies.  For our proposed services division, our principal competitors include large established companies such as Chevron Energy Solutions, Constellation Energy, Honeywell, Johnson Controls, NORESCO, Siemens Building Technologies, TAC Energy Solutions, Trane and Ameresco. As such entities have considerably more funds, expertise and experience, and as we are just initiating our services division based upon our experiences with our Hungarian biogas plant, we believe that we can compete with such entities based on project size and opt at least initially to pursue smaller renewable energy projects that such competitors will most likely not pursue.

For our renewable energy plant business, we compete primarily with large independent power producers and utilities, as well as a large number of developers of renewable energy projects. We compete for renewable energy projects primarily on the basis of project size, electing to pursue small scale projects that larger competitors will most likely not pursue.

Many of our competitors have longer operating histories and greater resources than we do, and we may be unable to compete effectively against our current competitors or additional companies that may enter our markets.

In addition, we may also face competition based on technological developments that reduce demand for electricity, increase power supplies through existing infrastructure or that otherwise compete with our energy efficiency and renewable energy projects and services. We also expect to encounter competition in the form of potential customers electing to develop solutions or perform services internally rather than engaging an outside provider.

Intellectual Property

We have no registered intellectual property rights.  Our intellectual property consists of various trade secrets and know-how related to the construction, operation and development of biogas plants and we protect this information through non-disclosure agreements and restricted access to our existing plant.

Sources and availability of Biomass

We generally source our biomass on a monthly basis.  Currently, we have a number of suppliers that we rely upon including Atev Zrt and Szatev Zrt, who provide animal waste, Progoods KFT who provides corn husks and some green waste, Kuntej KFT and Friesland KFT, who provide milk whey, Turmix Bt, who provides frozen vegetable waste, sugar and fat and Alkaloida Zrt, who provides poppy heads.  Additionally, we regularly augment our main current suppliers from smaller suppliers from the surrounding area who provide mostly food or organic waste.  Biomass in the form of liquid pig waste is also provided from a neighboring farm.  Due to the short-term nature of these supply agreements, our company’s operations are susceptible to significant supply risk which would affect our operating capacity and revenue. Should these contracts cease in the future, it would pose a significant risk to our company’s business and operations.

Dependence on one or a few major customers

To date, we have one customer, MAVIR or Magyar Villamosenergia-Ipari Átviteli Rendszerirányító Zrt, which purchases all of the electricity from our sole operating biogas plant in Hungary. The price of the electricity supplied is at the highest maximized official price as defined in Annex 5 of the Hungarian Government decree.

Sales and Marketing

For our renewable energy projects business, we rely on management to identify, negotiate and acquire sites on which to build such projects or to acquire existing projects.  For renewable energy plants that are not located on a customer’s site or use sources of energy not within the customer’s control, we anticipate the sales process will also involves the identification of sites with attractive sources of renewable energy, such as a landfill or a site in close proximity to biomass to feed a proposed biogas plant, and obtaining necessary rights and governmental permits to develop a plant on that site. For example, for a biogas project, we start with gaining control of a biomass resource located close to the prospective customer. For other projects, we intend to look for sites where utilities are interested in purchasing renewable energy power at rates that are sufficient to make a project feasible. Where governmental agencies control the site and resource, such as a landfill owned by a municipality, the customer may be required to issue a request for proposal (RFP) to use the site or resource. Once we believe we are likely to obtain the rights to the site and the resource, we seek customers for the energy output of the potential project.

For our proposed services business, we will initially rely on our existing management team to perform sales and marketing functions until such time as we can hire additional personnel to perform this function.  We intend to offer customers customized and comprehensive energy efficiency solutions tailored to meet their economic, operational and technical needs. We anticipate that the sales, design and construction process for energy efficiency and renewable energy projects will take from 12 to 36 months. We anticipate identifying project opportunities through referrals, requests for proposals, or RFPs, conferences, web searches and telemarketing. We intend to hire a small direct sales force in the near future to develop and follow up on marketing efforts.

Government Regulation

Various regulations affect the conduct of our business. Our projects, including our existing Hungarian biogas plant, must conform to all applicable electric reliability, building and safety, and environmental regulations and codes, which will vary from place to place and time to time. Various federal, state, provincial and local permits are required to construct an energy efficiency project or renewable energy plant.

Renewable energy projects are also subject to specific governmental safety and economic regulation.  The sale and distribution of electricity at the retail level is subject to state and provincial regulation, and the sale and transmission of electricity at the wholesale level is subject to federal regulation. While we do not own or operate retail-level electric distribution systems or wholesale-level transmission systems, the prices for the products we offer can be affected by the tariffs, rules and regulations applicable to such systems, as well as the prices that the owners of such systems are able to charge. The construction of power generation projects typically is regulated at the state and provincial levels, and the operation of these projects also may be subject to state and provincial regulation as “utilities.” At the federal level, the ownership, operation, and sale of power generation facilities may be subject to regulation. In addition, the state, provincial and federal regulations that govern qualifying facilities and other power sellers frequently change, and the effect of these changes on our business cannot be predicted.

Renewable energy projects may also be eligible for certain governmental or government-related incentives from time to time, including tax credits, cash payments in lieu of tax credits, and the ability to sell associated environmental attributes, including carbon credits. Government incentives and mandates typically vary by jurisdiction. In January 2014, our company received approval for a new permit to produce and sell electric power from a renewable source of biogas for five years.

Number of total employees

As at February 27, 2014, we had 1 employee operating out of our corporate head office located at 600 – 666 Burrard Street, Vancouver, B.C., Canada and had 4 employees operating at the biogas plant site located at 5331 Kenderes, Hungary.  We had a total of 5 employees, none of which are subject to a collective bargaining agreement.

Seasonality of Business

We are subject to seasonal fluctuations in Hungary, which experiences colder weather during the winter months. For our proposed services division, we anticipate that government contracting cycles will be affected by the timing of, and delays in, the legislative process related to government programs and incentives that help drive demand for energy efficiency and renewable energy projects. Further, the plant requires a solid material such as corn husks or sorghum to be purchased during the spring months, for delivery in the summer months.  This shipment usually facilitates the solid material supply base for the following 12 months.  Without this type of investment in inventory, our company would be subject to month to month purchases of supply which would create a significant supply risk to our company.

Subsidiaries

Amalco is our sole direct wholly-owned subsidiary.  Amalco was formed pursuant to the amalgamation of Eco Endeavors and Ourco, a non-operating British Columbia corporation that was used by us solely to facilitate the amalgamation.  The amalgamation occurred on the closing of the Amalgamation Agreement on February 27, 2014.  We also hold two additional indirect subsidiaries through Amalco, consisting of Kenderesh, a British Columbia corporation, and Kenderes Biogaz, a Hungarian corporation.  Kenderes Biogaz holds all right, title and interest in our operating biogas plant located in Hungary.

DESCRIPTION OF PROPERTY

Executive Offices and Registered Agent

Our executive offices are located on the 6th floor at 666 Burrard Street, Vancouver, British Columbia, Canada  V6C 3P6.  Our company has leased two offices, consisting of suites 655 and 606 from November 1, 2013 to October 31, 2015, for a total of Cdn$3,188 per month.  We believe that this space is sufficient for the foreseeable future.

The transfer agent and registrar for our common shares Nevada Agency and Trust Company. 50 West Liberty Street, Suite 880, Reno, NV 89501, Tel: 775-322-0626, Fax: 775-322-5623.

The biogas plant is located on farmland in Kenderes Hungary, located a couple hours away from the capital city Budapest.  The lot which is wholly-owned by Kenderes Biogaz is 308 square hectares which is large enough to house all components necessary for the operation of the biogas plant, including storage for the inventory and the solid waste that results from the process.

RISK FACTORS

Much of the information included in this report includes or is based upon estimates, projections or other forward-looking statements.  Forward-looking statements are statements that relate to future events or future financial performance.  In some cases, you can identify forward-looking statements by the use of terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “project”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology.  Such forward-looking statements include any projections and estimates made by our management in connection with our business operations.  These statements speak only as of the date of this overview.  While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.

Such estimates, projections or other forward-looking statements involve various risks and uncertainties as outlined below.  We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other forward-looking statements.

The material assumptions supporting our forward-looking statements include, among other things: (1) our ability to obtain any necessary financing on acceptable terms; (2) timing and amount of capital expenditures; (3) timely receipt of regulatory approvals; (4) our management team’s ability to implement our business plan; (5) effects of government regulation; (6) general economic and financial market conditions; (7) ability of Kenderes Biogaz to maintain profitable operations, including the provision of a steady and cost effective supply of biomass and the ability to sell electricity to the grid on favorable terms.

An investment in our common stock involves a number of very significant risks.  You should carefully consider the following known material risks and uncertainties in addition to other information in this report in evaluating our company and our business, before purchasing shares of our company’s common stock.  Additional risks not presently known to us may also impair our business operations.  You could lose all or part of your investment due to any of these risks.

Risks Relating to Our Company

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

We will be required to expend substantial amounts of working capital in order to develop our operations.  We have not generated sustained income from operations since inception, have incurred losses in developing our business, and further losses are anticipated.  Our operations to date were largely funded from capital raised from our private offerings of equity and debt securities.  We will continue to require additional financing to meet our obligations and the costs of operations and to execute our business strategy.  For the year ended March 31, 2013 we incurred a loss of Cdn$962,854, for the nine month interim period ended December 31, 2013 we incurred a loss of Cdn$1,007,443, a deficit to date of Cdn$2,402,254 and we expect losses to continue in the future. These factors raise substantial doubt about our company’s ability to continue as a going concern. After auditing our consolidated financial statements, our independent auditor issued a going concern opinion and our ability to continue is dependent on our ability to raise additional capital. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause us to become dormant and could cause our shareholders to lose their investment in our company.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We will require additional funds which we plan to raise through the sale of our common stock, which requires favorable market conditions and interest in our activities by investors. We may not be able to sell our common stock and funding may not be available for continued operations.

Our ability to continue and grow our operations is dependent on our ability to raise additional capital and our operations could be curtailed if we are unable to obtain required additional funding when needed. We anticipate that our current cash and cash equivalents of approximately Cdn$1,036,657 following the closing of the Amalgamation Agreement and concurrent private placement financing will be sufficient for a period of 12 months. Subsequent activities will require additional funding. Until our business operations provide sustained profits, for which we can offer no assurance, our primary means of financing our activities is anticipated to occur through the sale of our debt and equity securities. The sale of common stock requires favorable market conditions, as well as specific interest in our stock, neither of which may exist. The issuance of debt securities may not be available on acceptable terms, if at all. If we are unable to raise additional funds in the future, we may have to cease our operations.

If we do not obtain additional financing, we will not be able to conduct our business operations and achieve our business objectives.

To achieve our objectives established in our business plan, capital is required to maintain operations, maintain and purchase equipment, purchase biomass to feed our existing plant and invest in infrastructure to grow our business. We will require significant additional funds to execute and grow our business.

If demand for our renewable energy services business does not develop as we expect, or if current business conditions related to our Hungarian biogas plant does not improve, our revenue will suffer and our business will be harmed.

We believe, and our growth plans assume, that the market for renewable energy services will continue to grow, that we will increase our penetration of this market and that our revenue from selling into this market will continue to increase over time.  Similarly, we assume that operations at our Hungarian biogas plant will continue to develop and that revenue from this plant will increase over time. Finally, we assume we will be able to locate and build or acquire additional renewable energy plants to increase our business.  If our expectations as to our planned growth strategy, including the growth of our operations at our Hungarian biogas plant are not correct and if the size of the renewable energy services business and our ability to sell our services in this market are not correct, our revenue will suffer and our business will be harmed.

Our business depends in part on federal, state, provincial and local government support for energy efficiency and renewable energy, and a decline in such support could harm our business.

We depend in part on legislation and government policies that support energy efficiency and renewable energy projects and that enhance the economic feasibility of (i) our existing Hungarian biogas plant, (ii) the proposed renewable energy services business and (iii) our proposed small-scale renewable energy projects that we plan to undertake on a going forward basis. Several governments currently support renewable energy through legislation and regulations that authorize and regulate the manner in which certain governmental entities do business with plants that operate renewable energy plants, encourage or subsidize governmental procurement of services, provide regulatory, tax and other incentives to others to procure services for such plants and provide tax and other incentives that reduce costs or increase revenues.

We depend upon such programs for the success of our existing plant and we, and our prospective customers for our renewable energy services business and renewable energy projects business, will likely depend on these programs to help justify the costs associated with, and to finance, energy efficiency and renewable energy projects. If any of these incentives are adversely amended, eliminated or not extended beyond their current expiration dates, or if funding for these incentives is reduced, it could adversely affect our ability to pursue such projects for prospective customers and obtain project commitments from new customers. A delay or failure by government agencies to administer, or make procurements under, these programs in a timely and efficient manner could have a material adverse effect on our potential customers’ willingness to enter into project commitments with us.

Additional projects we may undertake for direct ownership or for our customers will generally require significant capital, which our customers or we may finance through third parties, and such financing may not be available to our customers or to us on favorable terms, if at all.

The significant disruptions in the global credit and capital markets in the last several years have made it more difficult for our potential customers and us to obtain financing on acceptable terms or, in some cases, at all. If we or our potential customers are unable to raise funds on acceptable terms when needed, we may be unable to finance or acquire additional projects or secure customer contracts. The acquisitions or size of contracts we do obtain may be smaller or we could be required to delay the development and construction of projects, reduce the scope of those projects or otherwise restrict our operations. Any inability by us or our customers to raise the funds necessary to finance our projects could materially affect our operations and business.

Failure of third parties to manufacture quality products or provide reliable services in a timely manner could cause delays in the delivery of our services and completion of our projects, which could damage our reputation, have a negative impact on our relationships with our customers and adversely affect our growth.

Our success depends on our ability to provide services and complete projects in a timely manner, which in part depends on the ability of third parties to provide us with timely and reliable services and products, such as Power Serviz to service and perform regular required maintenance on the gas engines and other complex components.

We will rely on subcontractors to perform substantially all of the construction and installation work related to our projects. Currently, we retain third parties to provide all design and engineering work related to, and act as the general contractor for, our projects. If any of our subcontractors are unable to provide services that meet or exceed our customers’ expectations or satisfy our contractual commitments, our reputation, business and operating results could be harmed.

Our business will depend on experienced and skilled personnel and substantial specialty subcontractor resources, and if we are unable to attract and integrate additional skilled personnel, it will be more difficult for us to manage our business and complete projects.

The success of our business depends in large part on the skill of our personnel. Accordingly, it is critical that we maintain, and continue to build, a highly experienced management team and specialized workforce, including engineers, project and construction management, and business development and sales professionals. In addition, our proposed construction projects will require a significant amount of trade labor resources, such as electricians, mechanics, carpenters, masons and other skilled workers, as well as certain specialty subcontractor skills.

Competition for personnel, particularly those with expertise in the energy services and renewable energy industries, is high, and identifying candidates with the appropriate qualifications can be costly and difficult. We may not be able to hire the necessary personnel to implement our business strategy given our anticipated hiring needs, or we may need to provide higher compensation or more training to our personnel than we currently anticipate.

In the event we are unable to attract, hire and retain the requisite personnel and subcontractors, we may experience delays in completing projects in accordance with project schedules and budgets, which may have an adverse effect on our financial results, harm our reputation and cause us to curtail our pursuit of new projects. Further, any increase in demand for personnel and specialty subcontractors may result in higher costs, causing us to exceed the budget on a project, which in turn may have an adverse effect on our business, financial condition and operating results and harm our relationships with our customers.

Our future success is particularly dependent on the vision, skills, experience and effort of Robert Abenante, our Chief Executive Officer, President and a director. If we were to lose the services of Robert Abenante or other key employees, our ability to effectively manage our operations and implement our strategy could be harmed and our business may suffer.

We operate in a highly competitive industry, and our current or future competitors may be able to compete more effectively than we do, which could have a material adverse effect on our business, revenue, growth rates and market share.

Our industry is highly competitive, with many companies of varying size and business models, many of which have their own proprietary technologies, competing for the same business as we do. Many of our competitors have longer operating histories and greater resources than us, and could focus their substantial financial resources to develop a competing business model, pay more for existing projects, develop products or services that are more attractive to potential customers than what we offer or convince our potential customers that they should require financing arrangements that would be impractical for smaller companies to offer. Our competitors may also offer energy solutions at prices below cost, devote significant sales forces to competing with us or attempt to recruit our key personnel by increasing compensation, any of which could improve their competitive positions. Any of these competitive factors could make it more difficult for us to attract and retain customers, cause us to lower our prices in order to compete, and reduce our market share and revenue, any of which could have a material adverse effect on our financial condition and operating results. We can provide no assurance that we will continue to effectively compete against our current competitors or additional companies that may enter our markets.

In addition, we may also face competition based on technological developments that reduce demand for electricity, increase power supplies through existing infrastructure or that otherwise compete with our products and services. We also encounter competition in the form of potential customers electing to develop solutions or perform services internally rather than engaging an outside provider such as us.

In order to secure contracts for new projects for our business, we anticipate we will face a long and variable selling cycle that requires significant resource commitments and will require a long lead time before we realize revenue.

The sales, design and construction process for energy efficiency and renewable energy projects we estimate will take from 12 to 36 months on average. Potential customers generally follow extended budgeting and procurement processes, and sometimes must engage in regulatory approval processes, related to such services. We anticipate that most of our potential customers will issue a request for proposal (RFP), as part of their consideration of alternatives for their proposed project. In preparation for responding to an RFP, we anticipate we will conduct a preliminary audit of the customer’s needs and the opportunity to reduce its energy costs. This extended sales process will require the dedication of significant time by our management personnel and our use of significant financial resources, with no certainty of success or recovery of our related expenses. A potential customer may go through the entire sales process and not accept our proposal. These factors could also adversely affect our business, financial condition and operating results due to increased spending by us that is not offset by increased revenue.

We may be unable to build, complete or operate our projects on a profitable basis or as we have committed to our customers.

Development, installation and construction of our renewable energy projects business, and operation of our renewable energy projects, entails many risks, including:

  failure to receive critical components and equipment that meet our design specifications and can be delivered on schedule;
  failure to obtain all necessary rights to land access and use;
  failure to receive quality and timely performance of third-party services;
  increases in the cost of labor, equipment and commodities needed to construct or operate projects;
  permitting and other regulatory issues, license revocation and changes in legal requirements;
  shortages of equipment or skilled labor;
  unforeseen engineering problems;
  failure of a customer to accept or pay for renewable energy that we supply;
  weather interferences, catastrophic events including fires, explosions, earthquakes, droughts and acts of terrorism; and accidents involving personal injury or the loss of life;
  labor disputes and work stoppages;
  mishandling of hazardous substances and waste; and
  other events outside of our control.

Any of these factors could give rise to construction delays and construction and other costs in excess of our expectations. This could prevent us from completing construction of our proposed projects, cause defaults under any financing agreements or under contracts that require completion of project construction by a certain time, cause projects to be unprofitable for us, or otherwise impair our business, financial condition and operating results.

Our small-scale renewable energy plants, including our existing Hungarian biogas plant, may not generate expected levels of output.

The small-scale renewable energy plants that we anticipate we will construct will be subject to various operating risks that may cause them to generate less than expected amounts of processed electricity or thermal energy. These risks include a failure or degradation of our, our customers’ or utilities’ equipment; an inability to find suitable replacement equipment or parts; less than expected supply of the plant’s source of renewable energy, such as biomass; or a faster than expected diminishment of such supply. Any extended interruption in the plant’s operation, or failure of the plant for any reason to generate the expected amount of output, could have a material adverse effect on our business and operating results. In addition, we could in the future incur material asset impairment charges if any of our renewable energy plants incurs operational issues that indicate that our expected future cash flows from the plant are less than its carrying value. Any such impairment charge could have a material adverse effect on our operating results in the period in which the charge is recorded.

Our renewable energy projects depend on locating and acquiring suitable operating sites, of which there are a limited number.

Our biogas renewable energy projects must be sited at locations where we can secure sufficient supplies of biomass and economical connections to provide power or biofuel to customers. Sites for our renewable energy plants must be suitable for construction and efficient operation, which, among other things, requires appropriate road access. Further, electric plants must be interconnected to electricity transmission or distribution networks. Once we have identified a suitable project site, obtaining the requisite lease or other land rights (including access rights, setbacks and other easements) requires us to negotiate with landowners and local government officials. These negotiations can take place over a long time, are not always successful and sometimes require economic concessions not in our original plans. The property rights necessary to construct and interconnect our plants must also be insurable and otherwise satisfactory to our financing counterparties.

Any future acquisitions that we may make could disrupt our business, cause dilution to our stockholders and harm our business, financial condition or operating results.

If we are successful in consummating acquisitions, those acquisitions could subject us to a number of risks, including:

  the purchase price we pay could significantly deplete our cash reserves or result in dilution to our existing stockholders;
  we may find that the acquired company or assets do not improve our customer offerings or market position as planned;
  we may have difficulty integrating the operations and personnel of the acquired company;
  key personnel and customers of the acquired company may terminate their relationships with the acquired company as a result of the acquisition;
  we may experience additional financial and accounting challenges and complexities in areas such as tax planning and financial reporting;
  we may incur additional costs and expenses related to complying with additional laws, rules or regulations in new jurisdictions;
  we may assume or be held liable for risks and liabilities (including for environmental-related costs) as a result of our acquisitions, some of which we may not discover during our due diligence or adequately adjust for in our acquisition arrangements;
  our ongoing business and management’s attention may be disrupted or diverted by transition or integration issues and the complexity of managing geographically or culturally diverse enterprises;
  we may incur one-time write-offs or restructuring charges in connection with the acquisition;
  we may acquire goodwill and other intangible assets that are subject to amortization or impairment tests, which could result in future charges to earnings; and
  we may not be able to realize the cost savings or other financial benefits we anticipated.

These factors could have a material adverse effect on our business, financial condition and operating results.

We need governmental approvals and permits, and we typically must meet specified qualifications, in order to undertake our renewable energy projects and construct, own and operate our small-scale renewable energy projects, and any failure to do so would harm our business.

The design, construction and operation of our small-scale renewable energy projects require various governmental approvals and permits, and may be subject to the imposition of related conditions that vary by jurisdiction. In some cases, these approvals and permits require periodic renewal. We cannot predict whether all permits required for a given project will be granted or whether the conditions associated with the permits will be achievable. The denial of a permit essential to a project or the imposition of impractical conditions would impair our ability to develop the project. In addition, we cannot predict whether the permits will attract significant opposition or whether the permitting process will be lengthened due to complexities and appeals. Delay in the review and permitting process for a project can impair or delay our ability to develop that project or increase the cost so substantially that the project is no longer attractive to us. If we were to commence construction in anticipation of obtaining the final, non-appealable permits needed for that project, we would be subject to the risk of being unable to complete the project if all the permits were not obtained. If this were to occur, we would likely lose a significant portion of our investment in the project and could incur a loss as a result. Further, the continued operations of our projects require continuous compliance with permit conditions. This compliance may require capital improvements or result in reduced operations. Any failure to procure, maintain and comply with necessary permits would adversely affect ongoing development, construction and continuing operation of our projects.

Compliance with environmental laws could adversely affect our operating results.

Costs of compliance with federal, state, provincial, local and other foreign existing and future environmental regulations could adversely affect our cash flow and profitability. We are required to comply with numerous environmental laws and regulations and to obtain numerous governmental permits in connection with energy efficiency and renewable energy projects, and we may incur significant additional costs to comply with these requirements. If we fail to comply with these requirements, we could be subject to civil or criminal liability, damages and fines. Existing environmental regulations could be revised or reinterpreted and new laws and regulations could be adopted or become applicable to us or our projects, and future changes in environmental laws and regulations could occur. These factors may materially increase the amount we must invest to bring our projects into compliance and impose additional expense on our operations.

In addition, private lawsuits or enforcement actions by federal, state, provincial and/or foreign regulatory agencies may materially increase our costs. Certain environmental laws make us potentially liable on a joint and several basis for the remediation of contamination at or emanating from properties or facilities we arranged for the disposal of hazardous substances. Such liability is not limited to the cleanup of contamination we actually caused. Although we seek to obtain indemnities against liabilities relating to historical contamination at the facilities we own or operate, we cannot provide any assurance that we will not incur liability relating to the remediation of contamination, including contamination we did not cause.

We currently generate all of our revenue from operations in Hungry related to our biogas plant and as such, we face certain risks as a result of doing business in this jurisdiction.

Our operations are subject to a variety of risks, including:

  building and managing highly experienced foreign workforces and overseeing and ensuring the performance of foreign subcontractors;
  increased travel, infrastructure and legal and compliance costs associated with multiple international locations;
   additional withholding taxes or other taxes on our foreign income, and tariffs or other restrictions on foreign trade or investment;
   imposition of, or unexpected adverse changes in, foreign laws or regulatory requirements, many of which differ from those in the United States;
   increased exposure to foreign currency exchange rate risk;
  longer payment cycles for sales in some foreign countries and potential difficulties in enforcing contracts and collecting accounts receivable;
  difficulties in repatriating overseas earnings;
  general economic conditions in the countries in which we operate; and
  political unrest, war, incidents of terrorism, or responses to such events.

Our overall success will depend, in part, on our ability to succeed in differing legal, regulatory, economic, social and political conditions. We may not be successful in developing and implementing policies and strategies that will be effective in managing these risks in each country where we do business. Our failure to manage these risks successfully could harm our international operations, reduce our international sales and increase our costs, thus adversely affecting our business, financial condition and operating results.

Our insurance and contractual protections may not always cover lost revenue, increased expenses or liquidated damages payments.

Although we maintain insurance, obtain warranties from suppliers, obligate subcontractors to meet certain performance levels and attempt, where feasible, to pass risks we cannot control to our customers, the proceeds of such insurance, warranties, performance guarantees or risk sharing arrangements may not be adequate to cover lost revenue, increased expenses or liquidated damages payments that may be required in the future.

If the cost of energy generated by traditional sources does not increase, or if it decreases, demand for our services may decline.

Decreases in the costs associated with traditional sources of energy, such as prices for commodities like coal, oil and natural gas, may reduce demand for energy efficiency and renewable energy solutions. Technological progress in traditional forms of electricity generation or the discovery of large new deposits of traditional fuels could reduce the cost of electricity generated from those sources and as a consequence reduce the demand for our solutions. Any of these developments could have a material adverse effect on our business, financial condition and operating results.

Our activities and operations are subject to numerous health and safety laws and regulations, and if we violate such regulations, we could face penalties and fines.

We are subject to numerous health and safety laws and regulations in each of the jurisdictions in which we operate. These laws and regulations require us to obtain and maintain permits and approvals and implement health and safety programs and procedures to control risks associated with our projects. Compliance with those laws and regulations can require us to incur substantial costs. Moreover, if our compliance programs are not successful, we could be subject to penalties or to revocation of our permits, which may require us to curtail or cease operations of the affected projects. Violations of laws, regulations and permit requirements may also result in criminal sanctions or injunctions.

Health and safety laws, regulations and permit requirements may change or become more stringent. Any such changes could require us to incur materially higher costs than we currently have. Our costs of complying with current and future health and safety laws, regulations and permit requirements, and any liabilities, fines or other sanctions resulting from violations of them, could adversely affect our business, financial condition and operating results.

We cannot offer any assurance as to our future financial results. You may lose your entire investment.

We cannot assure that we can operate in a profitable manner in the future. Even if we generate future revenues sufficient to expand operations, increased infrastructure, operating and inventory costs could impair or prevent us from generating profitable returns. We recognize that if we are unable to generate significant revenues from the sale of electricity, we will not be able to earn profits or potentially continue operations. There is limited history upon which to base any assumption as to the likelihood that we will be successful, and we may not be able to generate significant revenues or maintain profitability. If we are unsuccessful in addressing these risks, our business will most likely fail.

Changes in the exchange rates between the United States dollar and foreign currencies may be volatile and may negatively impact our costs, which in turn could adversely affect our operating results.

When operating in foreign countries, such as Hungary, we expect to incur a certain amount of our expenses from our operations in foreign currency and translate these amounts into United States dollars for purposes of reporting operating results. As a result, fluctuations in foreign currency exchange rates may adversely affect our expenses and results of operations, as well as the value of our assets and liabilities. Fluctuations may adversely affect the comparability of period-to-period results. In addition, we anticipate holding foreign currency balances, which will create foreign exchange gains or losses, depending upon the relative values of the foreign currency at the beginning and end of the reporting period, which may affect our net income and earnings per share. Although we may use hedging techniques in the future (which we currently do not use), we may not be able to eliminate the effects of currency fluctuations. Thus, exchange rate fluctuations could have a material adverse impact on our operating results and stock price.

Moreover, if we attempt to hedge our risk in the currency markets and are unsuccessful and or if our competitors are more successful arbitraging the currency risk we may find ourselves at a competitive disadvantage to other market participants which would have a material adverse effect on our business operations.

We depend on the efforts of our management. Our management team lacks experience in managing a public company and the obligations incident to being a public company will place significant demands on our management.

Our officers lack experience in operating a public company. Our success is substantially dependent on the performance of our executive officers.  In particular, our success depends substantially on the continued efforts of Robert Abenante, our Chief Executive Officer and President for his working knowledge of the biogas industry in Hungary.

Since our officers and directors have the ability to be employed by or consult for other companies, their other activities could slow down our operations.

Robert Abenante, our President, Chief Executive Officer and a director, works with other companies. Our officers and directors are not required to work exclusively for us and do not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment by other companies. Their other activities may prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slowdown in operations. It is expected that Mr. Abenante will devote between 20 to 30 hours per week and each of our directors will devote between 5 and 10 hours per month to our operations on an ongoing basis, and when required will devote whole days and even multiple days at a stretch when property visits are required or when extensive analysis of information is needed. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of Mr. Abenante, or any of our other officers or directors.

All of our assets and all of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

All of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. In addition, all of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under United States federal and state securities laws against us or any of our directors or officers.

Risks Relating to Our Common Stock

Since public trading in our common stock is limited and sporadic, there can be no assurance that our stockholders will be able to liquidate their holdings of our common stock.

Our common stock price is currently quoted on the OTCQX under the symbol “BLXX”.  However, trading has been limited and sporadic and we can provide no assurance that the market for our common stock will be sustained. We cannot guarantee that any stockholder will find a willing buyer for our common stock at any price, much less a price that will result in realizing a profit on an investment in our shares. There may be limited opportunity for stockholders to liquidate any of their holdings in common stock of the company. Trading volume may be insignificant and stockholders may be forced to hold their investment in our company’s shares for an extended period of time. The lack of liquidity may also cause stockholders to lose part or all of their investment in our common stock.

Since public trading in our common stock is limited and sporadic, the market price of our common stock may be subject to wide fluctuations.

There is currently a limited public market for our common stock and we can provide no assurance that the market for our common stock will be sustained. If a market is sustained, however, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

  actual or anticipated variations in our results of operations;
  our ability or inability to generate revenues;
  increased competition; and
  conditions and trends in the biogas industry.

Further, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations, may adversely affect the market price of our common stock.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”.  Penny stock is any equity security that has a market price of less than US$5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential  investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for its shares.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 400,000,000 shares of common stock. As of the date hereof, our company had 101,572,464 shares of common stock outstanding. Accordingly, we may issue up to an additional 298,427,536 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell shares of our common stock.

Secondary trading in our common stock will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or an exemption from registration is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of our common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

Our company is subject to Multilateral Instrument 51-105 as adopted by all jurisdictions in Canada except the Province of Ontario which, among other things, imposes certain resale restrictions and legending requirements on our shares.

As a reporting issuer in the Province of British Columbia, our company is subject to Multilateral Instrument 51-105 which regulates companies with certain connections to any jurisdiction in Canada other than the Province of Ontario that have a class of securities that has been assigned a ticker symbol by the Financial Industry Regulatory Authority in the United States for use on any of the over-the-counter markets in the United States and includes a class of securities whose trades have been reported in the grey market.  In addition to disclosure and reporting obligations required under MI 51-105, the instrument imposes certain resale requirements of private placement securities acquired after the ticker-symbol date including the following:

  a four month period has passed from the date of distribution of the security (unless the person is a control person of the issuer in which case the person must hold the security for a period of at least 6 months);
  the number of securities the person proposed to trade, plus the number of securities of the same class that the person has traded in the prior 12 months does not exceed 5% of the issuer’s outstanding securities of the same class;
   the person trades the securities through an investment dealer registered in a jurisdiction in Canada;
  the investment dealer executes the trade through any of the over-the-counter markets in the United States; and
  the certificate representing the security bears a legend which states that the holder must not trade the securities of the issuer unless the conditions in Section 13 of MI 51-105 are met.

As a result, it may be difficult for our shareholders to resell their securities and may result in reducing demand for our shares and reduced trading activity of our stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following discussion should be read in conjunction with Eco Endeavor’s audited and unaudited consolidated financial statements and the related notes that appear elsewhere in this Current Report. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include those discussed below and elsewhere in this Current Report, particularly in the section entitled “Risk Factors”.

Eco Endeavor’s audited and unaudited consolidated financial statements are stated in Canadian dollars and are prepared in accordance with International Financial Reporting Standards.

Overview

We were incorporated in the State of Nevada on July 21, 2005. Following incorporation, we were engaged in the exploration of early-stage mineral properties. However, we were not successful in developing our mineral property interests and thus began to investigate other business opportunities in order to maximize shareholder value. As a result, we entered into the Amalgamation Agreement with Eco Endeavors which closed on February 27, 2014.

Following the closing of the Amalgamation Agreement on February 27, 2014, our company commenced focusing on the business currently carried on by Amalco, which is engaged as a renewable energy company that indirectly owns an operating biogas plant in Hungary and is further engaged in the development of renewable energy projects and intends to expand into the provision of renewable energy services.  Amalco currently owns and operates a 1.14 MW biogas plant located just outside of Budapest, Hungary. The plant serves as a pilot project to demonstrate the potential for similar use of renewable energy in a variety of regions and climates.

Because the operations and assets of Eco Endeavors represent substantially our entire business and operations as of the closing date of the Amalgamation Agreement, our management’s discussion and analysis is based on Eco Endeavors’ operations. Eco Endeavors was a private corporation incorporated under the laws of British Columbia, Canada that amalgamated with Ourco to form Amalco on the closing of the Amalgamation Agreement.  Amalco operates out of its offices at Suite 600 - 666 Burrard Street, Vancouver, British Columbia, Canada V6C 3P6, and operates a biogas company near Budapest, Hungary through its subsidiaries. Eco Endeavors’ financial statements contained herein are stated in Canadian dollars and are prepared in accordance with International Financial Reporting Standards.

Results of Operations for the Nine Months Ended December 2013 and 2012

	Nine Months Ended	Nine Months Ended
	December 31, 2013 Unaudited ($Cdn)	December 31, 2012 Unaudited ($Cdn)
Total Revenues	707,420	764,160
Cost of Goods Sold	1,047,105	653,656
Gross Margin	(360,908)	110,503
Operating Expenses	646,535	614,574
Net Loss	1,007,443	504,071

Total revenues decreased from Cdn$764,160 during the nine months ended December 31, 2012 to Cdn$707,420 during the nine months ended December 31, 2013 as a result of lower output due to reduced availability of biogas supply which resulted in lower sales.  Cost of goods increased from Cdn$653,656 during the nine months ended December 31, 2012 to Cdn$1,047,105 during the nine months ended December 31, 2013.  Our cost of goods was 148% of our revenues for the nine months ended December 31, 2013 and 86% of our revenues for the nine months ended December 31, 2012.  Our cost of goods sold increased during the nine months ended December 31, 2013 primarily due to a lack of supply which resulted in higher prices.  This was largely due to poor weather conditions for growing sorghum and corn husks, which are key inputs for our biogas plant.  These weather conditions resulted in limited supply and higher prices. Management believes that cost of goods sold will decrease in the immediate future due to recent improvements in the availability of supply.  Total operating expenses increased from Cdn$614,574 during the nine months ended December 31, 2012 to Cdn$645,345 during the nine months ended December 31, 2013, which reflects the increased business activities for this period.  The increase in operating expenses was largely the result of our decreased bargaining position for supply with the plant’s supplier of raw materials and an increase in tariffs imposed by the Hungarian government.  Management anticipates operating expenses will materially increase in future periods as our company expands our business operations and incurs increased professional fees as a result of being a public company with a class of securities registered under the Securities Exchange Act of 1934.

Results of Operations for the Year Ended March 31, 2013 and the period from incorporation on April 28, 2011 to March 31, 2012

	Year Ended	Period from
	March 31, 2013 Audited (CDN$)	Incorporation on April 28, 2011 to March 31, 2012 Audited (CDN$)
Revenue	903,120	-
Royalties	(27,094)	-
Net Revenue	876,026	-
Cost of Sales	1,021,125	-
Gross Loss	145,099	-
Operating Expenses	757,755	491,957
Net Loss	902,854	491,957

Revenue was Cdn$903,120 during the year ended March 31, 2013, with net revenue of Cdn$876,026 after payment of Cdn$27,094 in royalties.  Cost of sales, which includes raw materials, labour and amortization, was Cdn$1,021,125 during the year ended March 31, 2013 resulting in a gross loss of Cdn$145,099.  Comparisons to the prior period from incorporation on April 28, 2011 to March 31, 2012 are inapplicable as Eco Endeavors acquired its sole revenue producing biogas plant on April 28, 2012.  Management anticipates that revenues will stay consistent or decrease in the future due to declining relations with one of our suppliers for raw materials and government tariffs that have resulted in higher operating costs. The government tariffs have also caused a significant amount of suppliers to leave Hungary, making it more difficult to procure necessary input materials required each month.  Total operating expenses increased from Cdn$491,957 during the period from incorporation on April 28, 2011 to March 31, 2012 to Cdn$757,755 during the year ended March 31, 2013 which largely reflects the increased operating costs associated with the operation of our biogas plant that was acquired on April 28, 2012 and reflects the longer reporting period in fiscal 2013.  Specifically, interest expense increased by Cdn$132,511, office and administration expenses increased Cdn$86,251 and plant acquisition costs increased Cdn$218,498 during the year ended March 31, 2013 as compared to the prior period from April 28, 2011 to March 31, 2012.  These increases were offset by decreases in shares issued for services of Cdn$108,000 and other expenses of Cdn$103,016 during the year ended March 31, 2013 from the prior period from April 28, 2011 to March 31, 2012.  Management anticipates operating expenses will materially increase in future periods as our company expands our business operations and incurs increased professional fees as a result of being a public company with a class of securities registered under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

As at December 31, 2013, we had cash of Cdn$28,852 and a working capital deficiency of Cdn$806,013 as compared to cash of Cdn$22,640 and a working capital deficiency of Cdn$444,442 as at March 31, 2013.  We estimate the operating expenses for the next 12 months will be Cdn$680,000 consisting primarily of rent, consulting expenses and general and administrative costs.  On the closing of the Amalgamation Agreement on February 27, 2014, we raised gross proceeds of US$1,000,000 through a non-brokered equity private placement financing.

We are in the early stages of our business. We are required to fund growth from the generation of financing activities, and we intend to rely on a combination of equity and debt financings. Due to market conditions and the early stage of our operations, however, there is considerable risk in our company being able to raise such equity financings and on terms that are not overly dilutive to our existing shareholders and such debt financings on acceptable terms with respect to interest rate, maturity dates, and other debt costs. We can offer no assurance that we will be able to raise such funds.

Operating Activities

Nine Months Ended
December 31, 2013 Unaudited ($Cdn)
Cash Flows from Operating Activities	(218,573)
Cash Flows from Investing Activities	(17,674)
Cash Flows from Financing Activities	242,459
Net Loss	1,007,443

	Year Ended	Period Ended
	March 31, 2013 Audited ($Cdn)	March 31, 2012 Audited ($Cdn)
Cash Flows from Operating Activities	(693,718)	(336,437)
Cash Flows from Investing Activities	(927,380)	(100,070)
Cash Flows from Financing Activities	1,585,245	495,000
Net Loss	(902,854)	(491,957)

Operating activities used cash of Cdn$218,573 during the nine months ended December 31, 2013. Investing activities used cash of Cdn$17,674 during the nine months ended December 31, 2013.  Financing activities provided cash of Cdn$242,459 during the nine months ended December 31, 2013 from proceeds from long-term debt.

Operating activities used cash of Cdn$693,718 during the year ended March 31, 2013 as compared to using cash of Cdn$336,437 during the period ended March 31, 2012.  Investing activities used cash of Cdn$927,380 during the year ended March 31, 2013 as compared to using cash of Cdn$100,070 during the period ended March 31, 2012.  Financing activities provided cash of Cdn$1,585,245 during the year ended March 31, 2013 mainly from proceeds from long-term debt as compared to providing Cdn$491,957 during the period ended March 31, 2012 from shares issued for cash.

Critical Accounting Policies

Foreign Currency Transactions

Transactions in foreign currencies are translated to the respective functional currencies of our company’s entities at exchange rates at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are retranslated to the functional currency at the exchange rate at that date. Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are retranslated to the functional currency at the exchange rate at the date that the fair value was determined. Non-monetary items that are measured in terms of historical costs in a foreign currency are translated using the exchange rate at the date of transaction. Foreign currency differences arising on retranslation are recognized in profit or loss, except for differences arising on the translation of available-for-sale financial instruments, which are recognized in other comprehensive income.

Foreign Operations

The assets and liabilities of foreign operations are translated to Canadian dollars at exchange rates at the reporting date. The income and expenses of foreign operations are translated to Canadian dollars at exchange rates at the dates of the transactions.  Foreign currency differences are recognized in other comprehensive income.  When a foreign operation is disposed of, the relevant amount in the accumulated other comprehensive income is transferred to profit or loss as part of the gain or loss on disposal.

Financial Assets

All financial assets are initially recorded at fair value and classified upon inception into one of the following four categories: held to maturity, available for sale, loans and receivables or at fair value through profit or loss (“FVTPL”). Financial assets classified as FVTPL are measured at fair value with unrealized gains and losses recognized through earnings. Our company’s cash and amounts receivable are classified as FVTPL. Financial assets classified as loans and receivables and held to maturity assets are measured at amortized cost. Financial assets classified as available for sale are measured at fair value with unrealized gains and losses recognized in other comprehensive income and loss except for losses in value that are considered other than temporary which are recognized in earnings. Transactions costs associated with FVTPL financial assets are expensed as incurred, while transaction costs associated with all other financial assets are included in the initial carrying amount of the asset. A financial asset is assessed at each reporting date to determine whether there is any objective evidence that it is impaired. A financial asset is considered to be impaired if objective evidence indicates that one or more events have had a negative effect on the estimated future cash flows of that asset. An impairment loss in respect of a financial asset measured at amortized cost is calculated as the difference between its carrying amount and the present value of the estimated future cash flows, discounted at the original effective interest rate. Individually significant financial assets are tested for impairment on an individual basis. The remaining financial assets are assessed collectively in groups that share similar credit risk characteristics. An impairment loss is reversed if the reversal can be related objectively to an event occurring after the impairment loss was recognized. For financial assets measured at amortized cost, this reversal is recognized in profit or loss.

Property, Plant and Equipment

Property, plant, and equipment are carried at cost less accumulated depreciation and impairment losses, if any.  Depreciation is provided at rates and methods designed to write off cost of the assets over their estimated useful lives as follows:

Plant	3%
Equipment	25%
Furniture, fixtures and other	20%

Management reviews the depreciation method, useful lives and residual values annually and accounts for any changes in estimates on a prospective basis. Where an item of plant and equipment comprises major components with different useful lives, the components are accounted for as separate items of production facility, and depreciated separately.

Revenue Recognition

Revenue from the sale of electricity is recognized when the significant risks and rewards of ownership of, and the continuing managerial involvement with, the product have been transferred to the buyer, the amount of revenue and the costs incurred or to be incurred with respect to the sale can be measured reliably, and the economic benefits associated with the sale will flow to our company.  Revenue is measured at the fair value consideration received or receivable.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Recently Issued Accounting Pronouncements

Certain new accounting standards, amendments to standards and interpretations have been issued, effective for annual periods beginning on or after January 1, 2013. These standards have been assessed to not have a significant impact on our company’s financial statements:

  IFRS 10 Consolidated Financial Statements;
  IFRS 11 Joint Arrangements;
  IFRS 12 Disclosure of Interests in Other Entities;
  IFRS 13 Fair Value Measurement;
  IAS 27 (Amendment) Separate Financial Statements;
  IAS 28 (Amendment) Investments in Associates and Joint Ventures; and
  IFRS 9, Financial instruments
  IFRS 13 Fair Value Measurement
  IAS 1 Presentation of Financial Statements

Our company has reviewed new and revised accounting pronouncements that have been issued but are not yet effective and determined that the following may have an impact on its financial statements.

IFRS 10, Consolidated Financial Statements, introduces a new single control model and single consolidation model built on a revised definition of control and criteria for assessment of consolidation. The new Standard requires an entity to consolidate an investee when it has power over the investee, is exposed, or has rights, to variable returns from its involvements with the investee and has the ability to affect those returns through its power over the investee. Under existing IFRS, consolidation is required when an entity has the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities. IFRS 10 replaces SIC-12, Consolidation – Special Purpose Entities, and parts of IAS 27, Consolidated and Separate Financial Statements. IFRS 10 is not expected to have a material impact on amounts recorded in the consolidated financial statements of our company.

IFRS 11, Joint Arrangements, redefines joint operations and joint ventures with a focus on the rights and obligations of an arrangement, rather than its legal form. The new Standard requires a venturer to classify its interest in a joint arrangement as a joint venture or joint operation. Joint ventures will be accounted for using the equity method of accounting, whereas for a joint operation the venturer will recognize its share of the assets, liabilities, revenue and expenses of the joint operation. Under existing IFRS, entities have the choice to proportionately consolidate or equity account for interest in joint ventures. IFRS 11 supersedes IAS 31, Interests in Joint Ventures, and SIC-13, Jointly Controlled Entities – Non-monetary Contributions by Venturers. IFRS 11 is not expected to have a material impact on amounts recorded in the consolidated financial statements of our company.

IFRS 12, Disclosure of Interests in Other Entities, establishes disclosure requirements for interests in other entities, such as subsidiaries, joint arrangements, associates, and unconsolidated structured entities. The Standard carries forward existing disclosures and also introduces significant additional disclosures that address the nature of, and risks associated with, an entity’s interests in other entities. IFRS 12 is not expected to have a material impact on amounts recorded in the consolidated financial statements of our company.

There have been amendments to existing standards, including IAS 27 (2011), Separate Financial Statements, and IAS 28 (2011), Investments in Associates and Joint Ventures. IAS 27 (2011) addresses accounting for subsidiaries, jointly controlled entities and associates in non-consolidated financial statements. IAS 28 (2011) sets out the equity accounting for joint ventures, as well as associates, once the assessment of the arrangement has been made under IFRS 11. The amendments to IAS 27 and IAS 28 are not expected to have a material impact on amounts recorded in the consolidated financial statements of our company.

IFRS 9, Financial Instruments, addresses classification and measurement of financial assets and financial liabilities, and is effective January 1, 2015, with earlier adoption permitted. The Standard replaces the multiple category and measurement models in IAS 39, Financial Instruments – Recognition and Measurement. The new Standard limits the number of categories for classification of financial assets to two: amortized cost and fair value through profit or loss. The requirements for financial liabilities are largely in line with IAS 39. IFRS 9 also replaces the models for measuring equity instruments. Equity instruments are either recognized at fair value through profit or loss or at fair value through other comprehensive income. The ability to recognize unquoted equity instruments at cost under IAS 39 is eliminated. IFRS 9 is not expected to have a material impact on amounts recorded in the consolidated financial statements of our company.

IFRS 13, Fair Value Measurement, is a comprehensive standard for fair value   measurement and disclosure for use across all IFRS standards. The new standard clarifies that fair value is the price that would be received on sale of an asset, or paid to transfer a liability in an orderly transaction between market participants, at the measurement date. Under existing IFRS, guidance on measuring and disclosing fair value is dispersed among the specific standards requiring fair value measurements and does not always reflect a clear measurement basis or consistent disclosures. IFRS 13 is not expected to have a material impact on amounts recorded in the consolidated financial statements of our company.

IAS 1, Presentation of Financial Statements, has been amended to require entities to separate items presented in other comprehensive income (“OCI”) into two groups, based on whether or not items may be recycled to net income in the future. Entities that choose to present OCI items before tax will be required to show the amount of tax related to the two groups separately. The amendment is effective for annual periods beginning on or after July 1, 2012, with earlier application permitted. IAS 1 is not expected to have a material impact on amounts recorded in the consolidated financial statements of our company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following tables set forth, as of February 27, 2014, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

In the following tables, we have determined the number and percentage of shares beneficially owned in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 based on information provided to us by our controlling stockholder, executive officers and directors, and this information does not necessarily indicate beneficial ownership for any other purpose. In determining the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we include any shares as to which the person has sole or shared voting power or investment power, as well as any shares subject to warrants or options held by that person that are currently exercisable or exercisable within 60 days.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class(1)
Common Stock	Robert Abenante Chief Executive Officer, President and Director 600-666 Burrard Street, Vancouver, B.C., Canada	21,576,632	Direct	19.3% (2)
Common Stock	Robert Ironside Director of Amalco 600-666 Burrard Street, Vancouver, B.C., Canada	1,016,342	Direct	1.0%(3)
Common Stock	Cedric Wilson Director of Amalco 600-666 Burrard Street, Vancouver, B.C., Canada	1,016,342	Direct	1.0%(3)
Common Stock	Ronald Renne Director 88 Linton Avenue Borehamwood, Hertfordshire United Kingdom WD6 4QY	Nil	Not applicable	Not applicable
Common Stock	Kimberly Gillett Corporate Secretary 600-666 Burrard Street, Vancouver, B.C., Canada	1,326,148	Direct	1.3%(4)
Common Stock	Marco Parente Interim Chief Financial Officer 600-666 Burrard Street, Vancouver, B.C., Canada	303,268	Direct	0.3%(5)
	Directors and Officers as a group (6 persons)	25,233,250	Direct	22.1%(6)
Common Stock	Nicholas Taylor #2 – 59 Rockford Street Mandurah, WA Australia 6210	138,275,630	Indirect	81.0(7)

(1)	Based on 101,572,464 shares of common stock issued and outstanding as of February 27, 2014. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)	Consists of 11,402,496 common shares and 10,168,636 share purchase warrants, each warrant of which is exercisable into one common share at the exercise price of US$0.05 per share for a period of five years from the closing of the Amalgamation Agreement.

(3)	Consists of 258,171 common shares, 500,000 stock options and 258,171 share purchase warrants. Each option is exercisable into one common share at the exercise price of US$0.01 per share for a period of five years from the closing of the Amalgamation Agreement. The common shares underlying the stock options are subject to an escrow agreement whereby, 25% may be released on the closing of the Amalgamation Agreement, and 25% may be released in subsequent six month periods. Each warrant is exercisable into one common share at the exercise price of US$0.05 per share for a period of five years from the closing of the Amalgamation Agreement.

(4)	Consists of 413,074 common shares, 500,000 stock options and 413,074 share purchase warrants. Each option is exercisable into one common share at the exercise price of US$0.01 per share for a period of five years from the closing of the Amalgamation Agreement. The common shares underlying the stock options are subject to an escrow agreement whereby, 25% may be released on the closing of the Amalgamation Agreement, and 25% may be released in subsequent six month periods. Each warrant is exercisable into one common share at the exercise price of US$0.05 per share for a period of five years from the closing of the Amalgamation Agreement.

(5)	Consists of 51,634 common shares, 200,000 stock options and 51,634 share purchase warrants. Each option is exercisable into one common share at the exercise price of US$0.01 per share for a period of five years from the closing of the Amalgamation Agreement. The common shares underlying the stock options are subject to an escrow agreement whereby, 25% may be released on the closing of the Amalgamation Agreement, and 25% may be released in subsequent six month periods. Each warrant is exercisable into one common share at the exercise price of US$0.05 per share for a period of five years from the closing of the Amalgamation Agreement.

(6)	Consists of 12,383,564 common shares, 1,700,000 stock options and 11,149,686 share purchase warrants. Each option is exercisable into one common share at the exercise price of US$0.01 per share for a period of five years from the closing of the Amalgamation Agreement. The common shares underlying the stock options are subject to an escrow agreement whereby, 25% may be released on the closing of the Amalgamation Agreement, and 25% may be released in subsequent six month periods. Each warrant is exercisable into one common share at the exercise price of US$0.05 per share for a period of five years from the closing of the Amalgamation Agreement.

(7)	Consists of 69,137,815 common shares and 69,137,815 share purchase warrants, each warrant of which is exercisable into one common share at the exercise price of US$0.05 per share for a period of five years from the closing of the Amalgamation Agreement. Of the securities indirectly held, 52,930,214 common shares and share purchase warrants are indirectly held through Waratah Investments Limited, a Ghana corporation, and 16,207,601 common shares and share purchase warrants are indirectly held through Waratah Capital Ltd., a British Columbia corporation. Mr. Taylor controls both private companies. Each warrant is exercisable into one common share at the exercise price of US$0.05 per share for a period of five years from the closing of the Amalgamation Agreement.

Changes in Control

As a result of the closing of the Amalgamation Agreement with Eco Endeavors, we experienced a change of control, as former shareholders of Eco Endeavors were issued shares that constituted 59.0% of our issued and outstanding shares on a non-diluted basis.  We know of no other arrangements the operation of which may, at a subsequent date, result in a change of control of our company.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

The following individuals serve as the directors and executive officers of our company. We have no other significant employees.  All directors of our company hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position	Age	Date First Elected or Appointed
Robert Abenante	Chief Executive Officer, President and Director	31	February 27, 2014
Robert Ironside	Director of Amalco	62	February 27, 2014
Cedric Wilson	Director of Amalco	53	February 27, 2014
Ronald Rene	Director	36	December 5, 2013
Kimberly Gillett	Corporate Secretary	28	February 27, 2014
Marco Parente	Interim Chief Financial Officer	29	February 27, 2014

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Robert Abenante

Robert Abenante (31 years old) has acted as the Chief Executive Officer, President and a director of our company from February 27, 2014.  Mr. Abenante served as the President, Chief Executive Officer and a director of Eco Endeavors from April 28, 2011. From April 2009 to August 2010, Mr. Abenante served as the Chief Financial Officer of Evergreen Power Corp., a private renewable energy company, and from September 2010 to April 2011, he also served as the Senior VP of Corporate Development for Syntaris Power Corp., a private run-of-river power company. Mr. Abenante is actively engaged with Simon Fraser University a regular lecturer and assists with many events targeting awareness of alternative energy solutions.  He has taught both undergraduate and Masters courses at Simon Fraser University.  He has also served as an expert panelist for EuroMoney and created the “Renewable Energy in America: Markets, Economic Development, and Policy in the 50 States” published by ACORE in 2010.  Prior to joining the renewable energy industry, Mr. Abenante worked with Deloitte and PricewaterhouseCoopers in various senior advisory and assurance roles.  Mr. Abenante holds a Bachelor of Business Administration from Simon Fraser University (2006), a Masters from the University of Saskatchewan (2007), and is a Chartered Professional Accountant (CPA, CA) with the Canadian Institute of Chartered Accountants (2008).

We believe Mr. Abenante is qualified to serve on our board of directors because of his education and business experience, including his experience with Eco Endeavors as described above.

Robert Ironside

Robert Ironside (62 years old) has acted as a director of Amalco from February 27, 2014. Mr. Ironside served as a director of Eco Endeavors from April 28, 2011 until its amalgamation on February 27, 2014.  Mr. Ironside has been a finance professor at Kwantlen University from September 2008 to present. Prior to that, he taught finance at the University of Lethbridge from 2005 to 2007, at the University of Saskatchewan in the summer of 2006 and the University of Calgary from 1984 – 1987.  During his teaching career, Mr. Ironside has been awarded six teaching awards at both the graduate and undergraduate levels.  These were as follows:  Best Teacher Award, Faculty of Management, University of Calgary, 1985 and 1987; Master Teacher Award, University of Calgary, 1987; Best Teacher Award, Faculty of Management, University of Lethbridge, 2006 and 2007; Teaching Award, MPAcc Program, University of Saskatchewan, 2006.  In addition to his academic activities, since September, 2013, Mr. Ironside has been CEO of Golden Birch Energy Ltd., a private Canadian oil company with an interest in the Canadian oilsands near Fort McMurray, Alberta.  He was the President and Chief Executive Officer of Learning Dividends, a private eLearning company, from August, 2000 to December, 2004.  He was a founder and director of Primeline Capital Corp., a Capital Pool Corporation listed on the Alberta Stock Exchange, from 1987 to 1989, at which point it was sold.  From 1995 to present, Mr. Ironside has been an independent consultant, working in approximately twenty countries, some of which include Barbados, Belgium, China, Equatorial Guinea, India, Indonesia, Jamaica, Latvia, Lithuania, Romania, Saudi Arabia, South Africa, Switzerland and the United States.  He has written and published two books, The One Financial Habit that Could Change Your Life (2010), co-authored with Edwin Au Yeung and Financial Recovery in a Fragile World (2011), co-authored with Al Emid and Evelyn Jacks.

We believe Mr. Ironside is qualified to serve on Amalco’s board of directors because of his education, banking and business experience, including his experience with Eco Endeavors as described above.

Cedric Wilson

Cedric Wilson (53 years old) has acted as a director of Amalco from February 27, 2014.  Mr. Wilson served as a director of Eco Endeavors from April 28, 2011 until its amalgamation on February 27, 2014. Mr. Wilson graduated from the University of British Columbia with a Bachelors of Education (Secondary) in May 1985 and brings over 25 years of financial services experience to our company. Prior to working in the renewable energy/cleantech sector, Mr. Wilson spent 18 years (1986-2004) at UnumProvident, a US Fortune 250 financial and insurance services corporation that trades on New York Stock Exchange. His last position with UnumProvident was in the role of Regional Director. The Canadian operations of UnumProvident were purchased by RBC Life Insurance Co. in 2004 where he served as Regional Vice President until he departure in October of 2006. Mr. Wilson applies his skills to the renewable energy/cleantech sector by consulting for renewable energy companies in developing the investment strategy and framework for investor and sales channels, along with advising on the structure of offerings and the planned creation of a tax favoured renewable energy/cleantech partnerships in the sector.

We believe Mr. Wilson is qualified to serve on Amalco’s board of directors because of his financial and business experience, including his experience with Eco Endeavors as described above.

Ronald Renne

Ronald Renne (36 years old) has been a director of our company from December 5, 2013.  From December 5, 2013 to February 27, 2014, Mr. Renne was also the President, Chief Executive Officer and Chief Financial Officer of our company.  Mr. Renne has over 10 years’ experience in the banking sector and managing information technology resources.  Mr. Renne has worked at HFC bank in London and Royal Bank of Scotland as Branch Manager. Mr. Renne graduated from the Manchester Metropolitan University in 2000 with a Bachelor of Arts (Hons). He also holds all the required retail banking certificates to allow him to practice banking services in the United States.

We believe Mr. Renne is qualified to serve on our board of directors because of his financial and business experience.

Kimberly Gillett

Kim Gillett (28 years old) has acted as an officer of our company from February 27, 2014. Ms. Gillett has worked internationally with a variety of public and private companies including Majestic Gold Corp. and Global Hunter Corp. (2004-2009), Evergreen Power Corp. and Syntaris Power Corp. (2010-2011), and International Eco Endeavors Corp. (2011-2014). Ms. Gillett has conducted business throughout North America, Europe, and Asia in her roles as Executive Assistant, Administrative Assistant, and Corporate Secretary, and has been involved in the administrative and financial aspects of business since first entering the industry over 10 years ago. Primarily headquartered in British Columbia, Ms. Gillett has also spent significant time in Germany, the United Kingdom, and China and specializes in facilitating business development and corporate compliance.  Ms. Gillett is experienced in the mining and exploration, oil and gas, and renewable energy sectors and is recognized by her in-depth knowledge of corporate structure, securities compliance, investor management, and administrative and accounting particulars.

Marco Parente

Marco Parente (29 years old) has acted as an officer of our company from February 27, 2014. Mr. Parente is a Chartered Professional Accountant (CPA, CA) with a background in financial accounting, reporting, and taxation matters. Mr. Parente’s experience includes audits of public natural resource companies, not for profit organizations, and private enterprises.  Mr. Parente has served as a Senior Auditor and has experience in the financial services sector.  He has experience in financial services and tax structuring. Mr. Parente received a Bachelor’s of Arts in Economics from Simon Fraser University in 2006 and qualified as a Chartered Accountant in 2011.

Term of Office

Each director of our company is to serve for a term of one year ending on the date of the subsequent annual meeting of stockholders following the annual meeting at which such director was elected. Notwithstanding the foregoing, each director is to serve until his successor is elected and qualified or until his death, resignation or removal. Our board of directors is to elect our officers and each officer is to serve until his successor is elected and qualified or until his death, resignation or removal.

LEGAL PROCEEDINGS

None of our directors or executive officers have been involved in any of the following events during the past ten years:

(a)	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

(d)	being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

(e)	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(f)	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

There are no pending legal proceedings to which our company is a party or in which any director, officer or affiliate of our company, or any owner of record or beneficially of more than 5% of any class of voting securities of our company is a party adverse to our company or has a material interest adverse to our company.  Our company’s property is not the subject of any pending legal proceedings.

EXECUTIVE COMPENSATION

Summary Compensation

The particulars of compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended March 31, 2013; and

(c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial year, who we will collectively refer to as the named executive officers, for our years ended March 31, 2013 and 2012, are set out in the following summary compensation table which is set out in Canadian dollars:

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jag Sandhu(1) Former President, CEO, CFO and Director	2013(6) 2012(7)	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Ronald Renne(2) Former President, CEO and CFO	2013(6) 2012(7)	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A
Robert Abenante(3) President, CEO and Director	2013(6) 2012(7)	Nil Nil	Nil Nil	74,000 Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	74,000 Nil
Kimberly Gillett(4) Corporate Secretary	2013(6) 2012(7)	46,042 41,000	1,000 1,000	16,000 Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	63,042 42,000
Marco Parente(5) Interim CFO	2013(6) 2012(7)	Nil N/A	Nil N/A	2,000 N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	2,000 N/A

(1)	Jag Sandhu resigned from all positions on December 5, 2013.

(2)	Ronald Renne was appointed as President, Chief Executive Officer and Chief Financial Officer and director on December 5, 2013 and resigned from all executive positions on February 27, 2014. Mr. Renne remains a director of our company.

(3)	Robert Abenante was appointed as President, Chief Executive Officer and director on February 27, 2014. The amounts set out in the table above reflects fees paid by Eco Endeavors, which became our wholly-owned subsidiary following the amalgamation of Eco Endeavors and Ourco on the closing of the Amalgamation Agreement.

(4)	Kimberly Gillett was appointed as Corporate Secretary on February 27, 2014. The amounts set out in the table above reflects fees paid by Eco Endeavors, which became our wholly-owned subsidiary following the amalgamation of Eco Endeavors and Ourco on the closing of the Amalgamation Agreement. Subsequent to the year ended March 31, 2013, our company granted 500,000 stock options to Ms. Gillett, each option exercisable at US$0.01 per share for a period of five years from the closing of the Amalgamation Agreement. Ms. Gillett received 800,000 common shares of Eco Endeavors at a value of Cdn$0.02 per share pursuant to the terms of a consulting agreement dated March 31, 2013 for a deemed value of Cdn$16,000.

(5)	Marco Parente was appointed as Interim Chief Financial Officer on February 27, 2014. The amounts set out in the table above reflects fees paid by Eco Endeavors, which became our wholly-owned subsidiary following the amalgamation of Eco Endeavors into our pre-existing wholly-owned subsidiary on the closing of the Amalgamation Agreement. Subsequent to the year ended March 31, 2013, our company granted 500,000 stock options to Ms. Gillett, each option exercisable at US$0.01 per share for a period of five years from the closing of the Amalgamation Agreement.

(6)	Denotes the current year end of our company following the closing of the Amalgamation Agreement and deemed year end change, being March 31st.

(7)	Denotes the former year-end of our company being June 30th.

Employment or Consulting Agreements

Other than noted below, there are no employment contracts, compensatory plans or arrangements, including payments to be received from our company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with our company, or our subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of our company.

Consulting Agreements with Robert Abenante

On February 27, 2014, our company entered into a consulting agreement with Robert Abenante.  Pursuant to the terms of the agreement, Mr. Abenante agreed to provide certain management services to our company in the position of Chief Executive Officer.  In consideration for such services, our company:

  issued 9,233,860 common shares and 8,000,000 share purchase warrants to Mr. Abenante on the closing of the Amalgamation Agreement, which number is equal to 10% of our common shares issued and outstanding on the closing of the Amalgamation Agreement on a fully diluted basis (each warrant entitling the holder to acquire an additional common share at the exercise price of US$0.05 per share for a period of five years from the closing of the Amalgamation Agreement); and

  agreed to issue additional common shares and other securities that are equal to 10% of the total number of common shares and other securities that are otherwise exercisable or convertible into our common shares that are issued in connection with the proposed acquisition by our company of Quivira Gold Ltd. from the shareholders thereof.

The consulting agreement will continue indefinitely unless terminated by either party giving at least 30 days’ notice to the other party.

In addition to the consulting agreement set out above, on February 27, 2014, our company entered into a consulting agreement with Emerald Power Consulting Inc., a British Columbia corporation wholly-owned by Robert Abenante, a director and officer of our company.  Pursuant to the terms of the consulting agreement, Emerald Power agreed to provide certain corporate advisory, corporate finance, strategic planning and related advisory services to our company in consideration for a monthly payment of US$10,000 plus applicable taxes. The term of the agreement is one year, and will automatically extend for successive one year periods unless Emerald Power provides written notice to our company that the agreement should not so extend. Notwithstanding the forgoing, our company may terminate the agreement by providing 60 days’ notice to Mr. Abenante after the initial term.

Outstanding Equity Awards

As at March 31, 2013, we had 275,000 stock options issued and outstanding with a weighted exercise price of US$0.01 per share.  All options vested immediately upon the date of grant.

Following the closing of the Amalgamation Agreement, we granted 500,000 stock options to Robert Ironside, a director of Amalco, 500,000 stock options to Cedric Wilson, a director of Amalco, 500,000 stock options to Kimberly Gillett, the Corporate Secretary of our company and 200,000 stock options to Marco Parente, the Interim Chief Financial Officer of our company. Each option entitles the holder to acquire one common share at the exercise price of US$0.01 per share for a period of five years from the closing date of the Amalgamation Agreement.  The common shares underlying the stock options are subject to an escrow agreement among our company, the escrow agent and each of the optionees, whereby 25% of such shares are eligible to be released upon the closing date of the Amalgamation Agreement and 25% are eligible to be released in subsequent 6 month intervals thereafter.  All stock options vested on the date of grant.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors and officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change of control.

Director Compensation

Except as set out herein, no director who is not otherwise a named executive officer, received or accrued any compensation for his services as a director during the years ended March 31, 2013 and 2012.  We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with the attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

On the closing of the Amalgamation Agreement on February 27, 2014, our company granted 500,000 stock options to each of Robert Ironside and Cedric Wilson, directors of Amalco.  Each option entitles the holder to acquire an additional common share at the exercise price of US$0.01 per common share for a period of 5 years from the closing of the Amalgamation Agreement.  All such stock options vested on the date of grant. The common shares underlying the stock options are subject to an escrow agreement among our company, the escrow agent and each of the optionees, whereby 25% of such shares are eligible to be released upon the closing date of the Amalgamation Agreement and 25% are eligible to be released in subsequent 6 month intervals thereafter.  All stock options vested on the date of grant.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS,
 AND DIRECTOR INDEPENDENCE

Family Relationships

There are no family relationships among any of our directors and officers.

Transactions with Related Persons, Promoters, and Certain Control Persons

Other than as described below, there has been no transaction, since our inception, or currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of US$120,000 or one percent of our total assets at year end for the last completed fiscal year and in which any of the following persons had or will have a direct or indirect material interest:

(1)	Any director or executive officer of our company;

(2)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

(3)	Any of our promoters and control persons; and

(4)	Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

The following constituted related party transactions of Blox since its inception:

  As at December 31, 2013, Cdn$511 (June 30, 2013 - Cdn$45,000) was due to Jag Sandhu and a company controlled by Jag Sandhu, a former director and officer of our company.  These amounts are unsecured, do not bear interest and have no fixed terms of repayment.

The following constituted related party transactions of Eco Endeavors since its inception:

  During the year ended March 31, 2013, Eco Endeavors reimbursed office and administrative expenses to Emerald Power Consulting Inc., a private British Columbia corporation that is controlled by Robert Abenante, a director and executive officer of our company.  Such reimbursement payments amounted to Cdn$102,270 (2012 - Cdn$115,987).  As at March 31, 2013, $nil (2012 - Cdn$1,740) was included in accounts receivable from Emerald Power Consulting.

  During the nine month period ended December 31, 2013, Eco Endeavors reimbursed office and administrative expenses to Emerald Power Consulting amounting to Cdn$45,699.  As at December 31, 2013, Cdn$43 was included in accounts payable to Emerald Power Consultants.  In addition, as at December 31, 2013, managers and directors of Kenderes Biogaz had advanced Cdn$84,189 to Eco Endeavors which is included in loans payable.

  On March 31, 2013, Eco Endeavors entered into a shares for services agreement with Robert Abenante, whereby Eco Endeavors issued 3,700,000 common shares to Mr. Abenante for services provided.

Director Independence

We are not subject to the listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.”

For the purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2).  The OTCQX on which shares of common stock are quoted does not have any director independence requirements.  The NASDAQ definition of “Independent Officer” means a person other than an Executive Officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, we do not have any independent directors on our board at this time.  We have determined that Robert Abenante is not independent due to the fact that he is an executive officer of our company and that Ronald Renne is not independent due to the fact that he is a former executive officer of our company. Our company intends to appoint additional directors to our board post-closing upon the identification of suitable directors.

Committees of the Board

We do not currently have any committees of the board.

Legal Proceedings

We know of no material, active or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation.  There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market information

Quotation of our shares of common stock on the OTC Bulletin Board was approved on July 18, 2008 under the symbol “NAVA”.  Prior to that date there was no active market for our common stock, and since that date there have only been limited or sporadic quotations and only a very limited public trading market for our common stock. Our common shares are currently quoted on the OTCQX under the symbol “BLXX”.  The following table sets forth the high and low bid prices of our common stock for our fiscal years ended March 31, 2013 and 2012 as reported on the OTCQX. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.  All amounts are stated in United States dollars.

Fiscal 2012	HIGH	LOW
First Quarter	$0.17	$0.04
Second Quarter	$0.10	$0.02
Third Quarter	$0.10	$0.10
Fourth Quarter	$0.10	$0.02

Fiscal 2013	HIGH	LOW
First Quarter	$0.05	$0.05
Second Quarter	$0.05	$0.05
Third Quarter	$0.05	$0.05
Fourth Quarter	$0.05	$0.05

Holders of Common Stock

As of February 27, 2014, our company had 101,572,464 shares of our common stock issued and outstanding held by 39 holders of record.

The last reported sales price of our common stock on the OTCQX on March 3, 2014, was US$0.15.

Dividend Policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our board of directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

Transfer Agent

The transfer agent and registrar for our common shares Nevada Agency and Trust Company. 50 West Liberty Street, Suite 880, Reno, NV 89501, Tel: 775-322-0626, Fax: 775-322-5623.

Securities Authorized Under Equity Compensation Plans

As of March 31, 2013, securities issued and securities available for future issuance under our Incentive Stock Plan were as follows:

Equity Compensation Plan Information (US$)

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders			$-
Equity compensation plans not approved by security holders	275,000	(1)	$0.01	9,637,500
Total	275,000		$0.01	9,637,500

(1)	Represents options to purchase, 250,000 and 25,000 shares of common stock at an exercise price of US$0.01 on August 31, 2010 and November 30, 2010, respectively. These grants have no vesting.

Subsequent to our year ended March 31, 2014, and on February 27, 2014, our board of directors adopted a new Stock Option Plan (the “Plan”).  The Plan provides for the grant of incentive stock options to purchase shares of our common stock to our directors, officers, employees and consultants. The Plan is administered by our board of directors, except that it may, in its discretion, delegate such responsibility to a committee comprised of at least two directors. A maximum of 10,000,000 shares are reserved and set aside for issuance under the Plan. Each option, upon its exercise, entitles the optionee to acquire one share of our common stock, upon payment of the applicable exercise price. The exercise price will be determined by the board of directors at the time of grant. Stock options may be granted under the Plan for an exercise period of up to ten years from the date of grant of the option or such lesser periods as may be determined by the board, subject to earlier termination in accordance with the terms of the Plan.

On February 27, 2014, we granted an aggregate of 1,700,000 stock options to purchase our common stock to directors and officers of our company.  Each option is exercisable into one common share at the exercise price of US$0.01 per share for a period of five years from the closing of the Amalgamation Agreement.  The common shares underlying the stock options are subject to an escrow agreement whereby, 25% may be released on the closing of the Amalgamation Agreement, and 25% may be released in subsequent six month periods. Each warrant is exercisable into one common share at the exercise price of US$0.05 per share for a period of five years from the closing of the Amalgamation Agreement.

RECENT SALES OF UNREGISTERED SECURITIES

Our company issued the following securities within the last three fiscal years on an unregistered basis:

  On the closing of the Amalgamation Agreement on February 27, 2014, we issued 60,000,000 units to 17 former shareholders of Eco Endeavors who were non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.  Each unit consisted of one common share of our company and one share purchase warrant, each warrant entitling the holder to acquire an additional common share at the exercise price of US$0.05 for a period of 5 years.

  On connection with the closing of the Amalgamation Agreement on February 27, 2014, we completed a non-brokered private placement, pursuant to which we issued an aggregate of 20,000,000 units shares at a price of US$0.05 per unit for gross proceeds of US$1,000,000. The shares were issued to 2 non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended. Each unit consisted of one common share of our company and one share purchase warrant, each warrant entitling the holder to acquire an additional common share at the exercise price of US$0.05 for a period of 5 years.

  On the closing of the Amalgamation Agreement on February 27, 2014, we granted 1,700,000 stock options to 4 non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.  Each stock option is exercisable at a price of US$0.01 per share until expiry on the date that is 5 years from the closing of the Amalgamation Agreement. All stock options vested on the date of grant. The common shares underlying the stock options are subject to an escrow agreement whereby, 25% may be released on the closing of the Amalgamation Agreement, and 25% may be released in subsequent six month periods. Each warrant is exercisable into one common share at the exercise price of US$0.05 per share for a period of five years from the closing of the Amalgamation Agreement.

  On the closing of the Amalgamation Agreement on February 27, 2014, we issued 9,233,860 common shares to Robert Abenante, a director and officer of our company pursuant to the terms of a consulting agreement dated February 27, 2014.  The common shares were issued to Mr. Abenante as a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Description of Securities

Common Stock

We are authorized to issue 400,000,000 shares of common stock with a par value of US$0.001. As at February 27, 2014, we had 101,572,474 common shares issued and outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to shareholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights.

Each shareholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our Articles of Incorporation or our Bylaws that would delay, defer or prevent a change in control of our company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation state that no director or officer shall be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission or any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the shareholders of our company shall be prospective only, and shall not adversely affect any limitations on the personal liability of a director or officer of our company for acts or omissions prior to such repeal or modification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, executive officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements with DMCL Chartered Accountants LLP, our independent registered public accounting firm, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during our two most recent fiscal years prior to the reverse merger, being the fiscal years ended June 30, 2013 and 2012. Please refer to Item 4.01 below for a discussion of the change in our independent registered public accounting firm.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See Item 9.01 Financial Statements and Exhibits.

Item 3.02 Unregistered Sales of Equity Securities.

On the closing of the Amalgamation Agreement on February 27, 2014, we issued 60,000,000 units to 17 former shareholders of Eco Endeavors who were non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.  Each unit consisted of one common share of our company and one share purchase warrant, each warrant entitling the holder to acquire an additional common share at the exercise price of US$0.05 for a period of 5 years.

On connection with the closing of the Amalgamation Agreement on February 27, 2014, we completed a non-brokered private placement, pursuant to which we issued an aggregate of 20,000,000 units shares at a price of US$0.05 per unit for gross proceeds of US$1,000,000. The shares were issued to 2 non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended. Each unit consisted of one common share of our company and one share purchase warrant, each warrant entitling the holder to acquire an additional common share at the exercise price of US$0.05 for a period of 5 years.

On the closing of the Amalgamation Agreement on February 27, 2014, we granted 1,700,000 stock options to 4 non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.  Each stock option is exercisable at a price of US$0.01 per share until expiry on the date that is 5 years from the closing of the Amalgamation Agreement. All stock options vested on the date of grant. The common shares underlying the stock options are subject to an escrow agreement whereby, 25% may be released on the closing of the Amalgamation Agreement, and 25% may be released in subsequent six month periods. Each warrant is exercisable into one common share at the exercise price of US$0.05 per share for a period of five years from the closing of the Amalgamation Agreement.

On the closing of the Amalgamation Agreement on February 27, 2014, we issued 9,233,860 common shares to Robert Abenante, a director and officer of our company pursuant to the terms of a consulting agreement dated February 27, 2014.  The common shares were issued to Mr. Abenante as a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Prior to its amalgamation with Ourco, Eco Endeavors, issued the following securities from inception to the date of this Current Report on Form 8-K:

Date Issued	Type	Amount	Price	Number of Purchasers
April 28, 2011	Common shares	2,500,000	Cdn$0.02 (for services)	1(1)
June 2, 2011	Common shares	3,000,000	Cdn$0.02	6(1)
September 1, 2011	Common shares	1,000,000	Cdn$0.10	1(1)
October 31, 2011	Common shares	1,492,062	Cdn$0.25	5(1)
April 28, 2012	Common shares	2,500,000	Cdn$0.02 (for services)	1(1)
March 31, 2013	Common shares	5,400,000	Cdn$0.02 (for services)	6(1)
February 27, 2014	Common shares	100,310,000	US$0.02 (for debt)	1(1)

(1)	Issued to a non-U.S. person (as that term is defined in Regulation S of theSecurities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of theSecurities Act of 1933, as amended.

Item 4.01 Changes in Registrant’s Certifying Accountant.

In connection with the closing of the Amalgamation Agreement on February 27, 2014, we changed our independent registered public accounting firm from DMCL Chartered Accountants LLP (“DMCL”) to Morgan LLP Chartered Accountants (“Morgan”). The appointment of Morgan was approved by our board of directors. DMCL was dismissed as our auditor on February 27, 2014 in connection with the closing of the Amalgamation Agreement.

The report of DMCL on our financial statements dated September 5, 2013 for the two most recent fiscal years ended June 30, 2013 and 2012 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that DMCL’s report contained an explanatory paragraph in respect to the substantial doubt as to our ability to continue as a going concern.

In connection with the audit of our financial statements for the two most recent fiscal years ended June 30, 2013 and 2012 and in the subsequent interim period through the date of the change of accountants on February 27, 2014, there were no disagreements, resolved or not, with DMCL on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of DMCL would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements for such years.

During the two most recent fiscal years ended June 30, 2013 and 2012, and in the subsequent interim period through the date of the change of accountants on February 27, 2014, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

We provided DMCL with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that they furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. The letter from DMCL dated March 18, 2014 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the two most recent fiscal years ended March 31, 2013 and 2012, and the subsequent interim period through the date of appointment of Morgan on February 27, 2014, we have not, nor has any person on our behalf, consulted with Morgan regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has Morgan provided to us a written report or oral advice regarding such principles or audit opinion on any matter that was the subject of a disagreement as set forth in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as set forth in Item 304(a)(1)(v) of Regulation S-K with our former independent registered public accounting firm.

Item 5.01 Changes in Control of Registrant.

The information contained in Item 2.01 above related to the change in control of the registrant is responsive to this Item 5.01 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 2.01 above related to resignations and appointments of the registrant’s officers and directors and the compensation payable thereto is responsive to this Item 5.02 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

As we have determined to treat the acquisition of Eco Endeavors as a reverse merger and recapitalization, with Eco Endeavors as the accounting acquirer, the transaction has resulted in a deemed change of our year end. As a result, our fiscal year end has changed to March 31st.

Item 5.06 Change in Shell Company Status.

Management has determined that, as a result of the transaction described in Item 2.01 of this Current Report, our company has ceased to be a shell company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

The disclosure under Item 2.01 of this Current Report on Form 8-K is responsive to this Item and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

Financial Statements Filed as Part of this Current Report

1.	Audited consolidated annual financial statements as at and for the year ended March 31, 2013 and period from incorporation on April 28, 2011 to March 31, 2012:

Independent Auditor’s Report of Registered Public Accounting Firm, Morgan LLP Chartered Accountants, dated January 17, 2014;

Consolidated Statements of Financial Position as at March 31, 2013 and 2012;

Consolidated Statements of Comprehensive Loss for the year ended March 31, 2013 and period ended March 31, 2012;

Consolidated Statement of Changes in (Deficiency) Equity;

Consolidated Statement of Cash Flows for the year ended March 31, 2013 and period ended March 31, 2012; and

Notes to Consolidated Financial Statements.

2.	Unaudited consolidated interim financial statements as at and for the nine months ended December 31, 2013 and 2012:

Consolidated Statements of Financial Position as at December 31, 2013 and 2012;

Consolidated Statements of Comprehensive Loss for the nine months ended December 31, 2013 and 2012;

Consolidated Statement of Changes in (Deficiency) Equity;

Consolidated Statement of Cash Flows for the nine months ended December 31, 2013 and 2012; and

Notes to Consolidated Financial Statements.

3.	Unaudited Pro Forma Consolidated Financial Statements as at December 31, 2013 and for the year ended March 31, 2013, and the nine months ended December 31, 2013:

Pro Forma Consolidated Balance Sheet as at December 31, 2013;

Pro Forma Consolidated Statement of Operations for the year ended March 31, 2013;

Pro Forma Consolidated Statement of Operations for the nine months ended December 31, 2013; and

Notes to Unaudited Pro Forma Financial Statements.

Exhibits

Exhibit Number	Description
(3)	(i) Articles of Incorporation; and (ii) Bylaws
3.1(1)	Articles of Incorporation of Registrant
3.2(1)	Bylaws of the Registrant
3.3(1)	Articles of Incorporation of Nava Resources Canada, Inc.
3.4(1)	Certificate of Amendment to Articles of Incorporation of Registrant
3.5(2)	Company’s amended Articles of Incorporation which reflects its name change
(10)	Material Contracts
10.1(2)	Share Purchase Agreement with Quivira Gold Ltd.. and Waratah Investments Ltd.
10.2(2)	Amalgamation Agreement with Eco Endeavors, Ourco, Kenderesh, our company and Kenderes Biogaz
10.3(3)	Amalgamation Amending Agreement dated February 3, 2014
10.4(4)	Assignment Agreement dated April 2012 between Kenderesh Endeavors Corp. and K&H Bank Zrt.
10.5(4)	Purchase Option Agreement dated 2012 between Kenderesh Endeavors Corp. and K&H Bank Zrt.
10.6(4)	Royalty Deed dated April 1, 2012 between International Eco Endeavors Corp. and Palladio
10.7(4)	Consulting Services Agreement dated February 27, 2014 between our company and Emerald Power Consulting, Inc.
10.8(4)	Consulting Agreement dated February 27, 2014 between our company and Robert Abenante
10.9(4)	Royalty Agreement dated February 27, 2014 between Kenderes Biogaz Termelo Korlatolt Fele Lossegu Tarsasag and Waratah Investments Limited
10.10(4)	Escrow Agreement dated February 27, 2014 between our company, Robert Abenante and the escrow agent
10.11(4)	Form of Escrow Agreement dated February 27, 2014 between our company, the escrow agent, and each of Robert Ironside, Cedric Wilson, Kimberly Gillett and Marco Parente
10.12(4)	Jon Davis Royalty Agreement
16	Letter Regarding Change in Certifying Accountant
16.1*	Letter from DMCL LLP Chartered Accountants dated March 18 , 2014
(21)	Subsidiaries
21.1(4)	List of Subsidiaries
99	Additional Exhibits
99.1(4)	2009 Stock Option Plan
99.2(4)	Audited consolidated annual financial statements as at and for the year ended March 31, 2013 and period from incorporation on April 28, 2011 to March 31, 2012
99.3(4)	Unaudited consolidated interim financial statements as at and for the nine months ended December 31, 2013 and 2012
99.4(4)	Unaudited Pro Forma Consolidated Financial Statements as at December 31, 2013 and for the year ended March 31, 2013, and the nine months ended December 31, 2013

*              Filed herewith
(1)	Incorporated by reference to the registration statement on Form S-1, as filed by our company with the Securities and Exchange Commission on May 1, 2008.
(2)	Incorporated by reference to the annual report on Form 10-K, as filed by our company with the Securities and Exchange Commission on September 17, 2013.
(3)	Incorporated by reference to the current report on Form 8-K, as filed by our company with the Securities and Exchange Commission on February 24, 2014.
(4)	Incorporated by reference to the current report on Form 8-K, as filed by our company with the Securities and Exchange Commission on March 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOX, INC.

/s/ Robert Abenante
Name: Robert Abenante
Title: President and CEO

March 18, 2014